UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

Mirenco, Inc.

(Name of Registrant As Specified In Its Charter)

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MIRENCO, INC.

NOTICE OF

SPECIAL MEETING OF SHAREHOLDERS

JANUARY 17, 2004

To the Shareholders:

Notice is hereby given that a special Meeting of Shareholders of Mirenco, Inc., an Iowa Corporation (the “Company”), will be held at Ames Auditorium, 615 Clark, Ames, Iowa 50010-6137, on January 17, 2004 at 9:30 am for the following purpose:

To amend the Company’s Articles of Incorporation as follows:

1.	To increase the number of authorized Common Shares from 30,000,000 to 100,000,000.

2.	To create and authorize 50,000,000 shares of preferred stock.

The preferred stock’s terms and conditions shall be determined by the Board of Directors and shall be issued at their discretion.

All shareholders of record at the close of business on December 11, 2003 are entitled to notice of this meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

/s/ Dwayne Fosseen

Dwayne Fosseen

Chief Executive Officer and Chairman

December 11, 2003

Mirenco, Inc

206 May Street

P.O. Box 343

Radcliffe, Iowa 50230

Information Statement

December 1, 2003

This Information Statement is furnished by the Board of Directors of Mirenco, Inc. (the “Company”) to provide notice of a Special Meeting of Shareholders of the Company which will be held on January 17, 2003.

The record date for determining Shareholders entitled to vote at the Special Meeting and to receive this Information Statement has been established as the close of business on December 11, 2003 (the “Record Date”). This Information Statement will be first mailed on or about December 11, 2003 to Shareholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 13,284,687 shares of the Company’s Common Stock. The holders of all outstanding shares of Common Stock are entitled one vote per common stock registered in their names on the books of the Company at the close of business on the Record Date.

The presence at the Special Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Special Meeting other than those referred to in this Information Statement.

Each of the matters scheduled to come before the Special Meeting requires the approval of the majority of the votes of the Shares of the Common Stock outstanding. Dwayne Fosseen owns or controls 9,034,400 shares or 68.01% of the Company’s Common Stock, and will be able to approve the matters presented in this Information Statement.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposal – Amendment to the Articles of Incorporation

Management is requesting approval of an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 100,000,000 and to create a new preferred class of stock with 50,000,000 shares authorized.

The increase in authorized Common Stock is requested to give the Company options in the future for either stock splits and/or the raising of additional capital.

The preferred class of stock proposed will be “Blank Check” preferred stock granting the Board of Directors authority to issue the shares with terms and conditions to be determined. The purpose of the preferred stock could be used for raising additional capital. At the time of this notice, there are no commitments for preferred stock.

It should be noted that any additional issuance of Common Stock or the issuance of preferred shares as described above would be dilutive in nature to current shareholders with respect to voting rights. The additional issuances might also be dilutive with respect to economic value. The effect of the dilution is not determinable at this time.